Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Gold Resource Corporation

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 of our report dated March 14, 2011, relating to the consolidated financial statements of Gold Resource Corporation as of December 31, 2010 and 2009, and for the years ended December 31, 2010, 2009 and 2008, and to the reference to our firm as an expert in the prospectus forming a part of the registration statement.

/s/ StarkSchenkein, LLP

Denver, Colorado
April 25, 2011